Exhibit 10.5


JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 1 of 32



                              CONTRACT TO ESTABLISH
                          A SINO-FOREIGN JOINT VENTURE













                          WEIHAI BARRINGTON BIOLOGICAL
                              ENGINEERING CO. LTD.








                                FEBRUARY 28, 2002

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 2 of 32

                                TABLE OF CONTENTS



                                                                            PAGE
GENERAL PRINCIPLES                                                             3
CHAPTER 1                  DEFINED TERMS                                       3
CHAPTER 2                  PARTIES TO THE JOINT VENTURE                        5
CHAPTER 3                  ESTABLISHMENT OF WEIHAI BARRINGTON; NAME;
                             LIMITED LIABILITY                                 6
CHAPTER 4                  PURPOSE, SCOPE AND SCALE OF OPERATION               6
CHAPTER 5                  TOTAL AMOUNT OF INVESTMENT; REGISTERED CAPITAL;
                           PAYMENTS, CONDITIONS FOR PAYMENTS, USE AND
                           VERIFICATION OF REGISTERED CAPITAL                  7
CHAPTER 6                  CHANGE AND TRANSFER OF REGISTERED CAPITAL          10
CHAPTER 7                  RESPONSIBILITIES OF PARTIES TO WEIHAI BARRINGTON   11
CHAPTER 8                  BOARD OF DIRECTORS                                 14
CHAPTER 9                  MANAGEMENT                                         16
CHAPTER 10                 PROCUREMENT                                        16
CHAPTER 11                 LABOR                                              17
CHAPTER 12                 TAX, ACCOUNTING AND AUDIT                          18
CHAPTER 13                 EARNING FOREIGN EXCHANGE                           20
CHAPTER 14                 REIMBURSEMENT FEES, DISTRIBUTIONS AND REMITTANCES  21
CHAPTER 15                 DURATION OF WEIHAI BARRINGTON                      22
CHAPTER 16                 ADDITIONAL CONDITIONS FOR TERMINATION AND/OR
                             DISSOLUTION AND LIABILITIES FOR BREACH OF
                             CONTRACT                                         22
CHAPTER 17                 PROCEDURES UPON TERMINATION                        24
CHAPTER 18                 INSURANCE                                          26
CHAPTER 19                 FORCE MAJEURE                                      26
CHAPTER 20                 CONFIDENTIALITY                                    27
CHAPTER 21                 APPLICABLE LAW                                     27
CHAPTER 22                 DISPUTE RESOLUTION                                 28
CHAPTER 23                 LANGUAGE OF THIS CONTRACT                          28
CHAPTER 24                 EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS    29
Appendix A                 INITIAL BOARD OF DIRECTORS AND EXECUTIVE
                             OFFICERS                                         32

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 3 of 32


                               GENERAL PRINCIPLES

This contract (the "Contract") is made in accordance with the " Law of the People's Republic of China on Sino-foreign Contractual Joint Ventures" and its Implementing Regulations (collectively, the "Joint Venture Law") and other relevant promulgated and publicly available laws and regulations of the People's Republic of China ("PRC"), by and between SHANDONG WEIGAO GROUP COMPANY, LTD., (hereafter `WEIGAO'), a limited liability enterprise organized and existing as a legal person under the laws of the PRC (hereinafter referred to as "Party A") and BARRINGTON SCIENCES CORPORATION, a corporation organized and existing under the laws of Canada (hereinafter referred to as "Party B"). Separately, any one party may be referred to herein as a Party, and jointly Parties A and B are hereinafter referred to as the "Parties". Each Party adhering to the principle of mutual respect, through friendly consultations, the Parties hereby agree to establish WEIHAI BARRINGTON Biological Engineering Co. Ltd. (hereafter "WEIHAI BARRINGTON"), a limited liability Sino-foreign contractual joint venture enterprise (the "JV") in Weihai City, Shandong Province, PRC according to the terms and conditions set forth below:


                            CHAPTER 1. DEFINED TERMS

Wherever used herein, the following terms shall have the references and meanings set forth below:

     "Affiliate" - means as to a person or entity, any person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such person or entity, including without limitation, parent companies and subsidiaries.

                  "Approving Authority" -- MOFTEC.

     " Articles of Association" - means the Articles of Association of WEIHAI BARRINGTON dated June 03, 2001, and executed by the Parties.

     "WEIHAI BARRINGTON" - means WEIHAI BARRINGTON Biological Engineering Co. Ltd., LIMITED, the joint venture limited liability company formed by The Parties pursuant to this Contract and the Joint Venture Law.

     "Board" or BOD - means the Board of Directors of WEIHAI BARRINGTON.

     "Business License Date" - means date the business license is duly issued to WEIHAI BARRINGTON.

     "Control" - as used in the definition of "Affiliate" and elsewhere in this Contract, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings.

     "Equivalent to US$" - means (a) the amount of RMB which, as of the date of payment, could be converted into the stated amount in US dollars at the exchange rate announced by the People's Bank of China based on the previous day's PRC weighted average of buying and selling rates of the members of the China Foreign Exchange Trading Center, an inter-bank foreign exchange trading market (the "PBOC Rate"); (b) US dollar equivalent of the capital payments paid in-kind as determined by appraisal of an appraiser mutually acceptable to Parties A and B;
(c) US dollars in cash; or (d) any combination of (a), (b) and (c) above.

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 4 of 32

     "Foreign Party" - means Party B.

     "Force Majeure" -- Force Majeure shall have the meaning set forth in
Article 19.1.1.

     "Joint Venture Law" - refers to the "Law of the People's Republic of China on Sino-Foreign Contractual Joint Ventures" and its Implementing Regulations.

     "MOFTEC" - refers to the PRC Ministry of Foreign Trade and Economic Cooperation.

     "Party" - refers to any single Party to this JV Contract.

     "Parties" - refers to both Parties to the JV Contract jointly, or if referred to as the Other Parties, then to BOTH PARTIES other than the Party taking or causing action.

     "PRC" - refers to the People's Republic of China.

     "RMB" - means the lawful currency of the PRC.

     "SAEC" - refers to the PRC State Administration of Exchange Control.

     "SAIC" - the PRC State Administration of Industry and Commerce.

     "Termination" - the termination of the JV Contract, as defined further in the Contract,

     `The Company' - WEIHAI BARRINGTON BIOLOGICAL ENGINEERING CO. LTD

     "US$" or "US dollar(s)" - means the lawful currency of the United States of America.

     "US GAAP" -- United States generally accepted accounting principles set forth in the opinions and pronouncements of the United States Accounting Principles Board and the American Institute of Certified Public Accountants and statements or pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination, and applied on a basis consistent with all prior periods.

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 5 of 32

CHAPTER 2.  PARTIES TO THE JOINT VENTURE

Article 2.1 - Parties
---------------------

     The Parties to this Contract are as follows:

     2.1.1 Party A: SHANDONG WEIGAO GROUP COMPANY, LTD., a limited liability company duly registered in Weihai City, Shandong Province, PRC, with its legal address at Torch High Technology Industries Development Zone, Weihai City, Shandong, PRC.

           Legal Representative:     Chen Xue Li
           Title:                    Chairman
           Nationality:              PRC
           Telephone number: (86) 631-562-2217
           Facsimile number: (86) 631-562-2563
           e-mail address            WHMPPGF@PUBLIC.WHPTT.SD.JN
                                     --------------------------

     2.1.2 Party B: BARRINGTON SCIENCES CORPORATION, a corporation duly established in British Columbia, Canada, with its principal address at 15826 98th Avenue, Surrey, B.C. V4N 2V3, Canada.

           Legal Representative:     George Moore
           Title:                    CEO
           Nationality:              British
           Telephone number: (1) 604-582-7981
           Facsimile number: (1) 604-582-5749
           e-mail address            GEORGEMOORE@CANADA.COM
                                     ----------------------


     2.1.3 In the event of a change in its legal or authorized representative, such Party shall promptly notify the other Party of such change and the name, position and nationality of its new legal or authorized representative.

Article 2.2 - Representations and Warranties
--------------------------------------------

     Each Party represents that it is duly organized and established and validly existing under the laws of the country of its incorporation. Each Party respectively represents and covenants to the other Party that:

          (a) it has the authority to enter into and perform this Contract and the transactions contemplated by this Contract and its Appendices; that its authorized or legal representative executing this Contract on its behalf is duly authorized to sign on its behalf this Contract and to sign or procure the signature of the other contracts and agreements contemplated hereunder; and upon written request, it shall provide documentary evidence to this effect satisfactory in form and substance to the requesting Party;

          (b) the execution, delivery, and performance of this Contract and the Articles of Association will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with any contract, agreement or other instrument to which it is a party or by which it is bound, any judgment, decree, order or award of any court, government body or arbitrator, or any law, rule or regulation applicable to it, or of any of its corporate organizational instruments (including its Articles of Incorporation or Association or By-laws), or any agreement, license, privilege, permit or other instrument entered into by such Party prior to the date of this Contract; and

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 6 of 32


          (c) upon being duly executed by each of the Parties and approved by the Approving Authority this Contract shall be binding upon the respective Party in accordance with its terms.


     CHAPTER 3. ESTABLISHMENT OF WEIHAI BARRINGTON, NAME, LIMITED LIABILITY

Article 3.1 - Agreement to Establish
------------------------------------

     In accordance with the Joint Venture Law, and other relevant PRC promulgated and publicly available laws and regulations, and subject to the terms and conditions set forth in this Contract, the Parties hereby agree to establish WEIHAI BARRINGTON in Weihai City, Shandong Province, PRC.

Article 3.2 - Name and Address
------------------------------

The name of WEIHAI BARRINGTON in Chinese is  [] [] [] [] [] [] [] [] []

The name of WEIHAI BARRINGTON in English is WEIHAI BARRINGTON BIOLOGICAL ENGINEERING CO. LTD..

The name of WEIHAI BARRINGTON shall be used to identify WEIHAI BARRINGTON in connection with any and all of its activities.

The legal address of WEIHAI BARRINGTON shall be at Yantai Road West, Torch High Technology Industrial Development Zone, Weihai, Shandong, PRC.

Article 3.3 - Limited Liability
-------------------------------

     WEIHAI BARRINGTON shall be a limited liability Sino-foreign contractual joint venture enterprise. The liability of each Party to WEIHAI BARRINGTON in any and all circumstances is limited to the amount of the registered capital subscribed by each Party as expressly set forth in Article 5.2 of this Contract. Subject to the terms of any separate written contracts or guarantees entered into by the Parties, the Parties shall have no liability, jointly or severally, for any debts or obligations of WEIHAI BARRINGTON other than the unpaid amount, if any, of a Party's subscribed registered capital contribution to WEIHAI BARRINGTON. Subject to the preceding sentence, WEIHAI BARRINGTON's debts and obligations shall all be settled exclusively from the then existing assets of WEIHAI BARRINGTON.


                CHAPTER 4. PURPOSE, SCOPE AND SCALE OF OPERATION

Article 4.1 - Purpose
---------------------

          The purposes of the Parties in entering into this Contract and in establishing WEIHAI BARRINGTON shall include the following items, which shall be summarized in the business license of WEIHAI BARRINGTON as "to produce high quality single use rapid test kits for Hepatitis, Tuberculosis and other infectious diseases, and various other products for the medical industry for sale within China and for export to other countries, to adopt advanced technologies and scientific management methods in connection with the company; to strengthen economic cooperation and technical exchanges; conduct economic cooperation with domestic and foreign enterprises and importation of advanced and applicable technology, key equipment and scientific management methods; and to achieve satisfactory economic returns for the Parties.

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 7 of 32


Article 4.2 - Scope of Operation
--------------------------------

          The scope of the business of WEIHAI BARRINGTON shall be; (a) to develop a state-of-the-art rapid test device manufacturing facility and such other facilities as agreed by the Parties; (b) to design, and operate systems and facilities necessary for operation of the Company, (c) to purchase on the PRC domestic market materials and products for any purpose consistent with WEIHAI BARRINGTON's business scope where quality, specifications, availability, price and delivery time are competitive with overseas sources and, when these supply criteria cannot be met in the PRC, to import machinery, equipment and other supplies from overseas; (d) to conduct such other activities as may be necessary or advisable and as permitted under PRC laws and regulations to effect the stated purposes of WEIHAI BARRINGTON's business; and (e) to perform such ancillary activities as leasing, purchasing or building premises, establishing and maintaining separate bank accounts in the PRC for foreign exchange and RMB, swapping RMB and foreign exchange at any of the PRC's Foreign Exchange Adjustment Centers or at a designated bank participating in the China National Foreign Exchange Trade System, and engaging from time to time in such other activities as may be necessary, relevant and appropriate to effect the stated purposes of WEIHAI BARRINGTON.

Article 4.3 - Scale of Operation
--------------------------------

          The scale of the operations of WEIHAI BARRINGTON is to produce in Phase I up to 5,000,000 rapid test kits per month, plus such increased volumes or other products, as the Parties may in the future determine to be in the best economic interests of the Parties.

WEIHAI BARRINGTON's products will be sold throughout the entire country of the People's Republic of China. WEIHAI BARRINGTON also plans to operate and conduct business outside of the PRC and to export up to 70% of its products.


           CHAPTER 5. TOTAL AMOUNT OF INVESTMENT; REGISTERED CAPITAL,
                   PAYMENTS, CONDITIONS OF PAYMENT, USE, AND
                       VERIFICATION OF REGISTERED CAPITAL

Article 5.1 - Total Amount of Investment
----------------------------------------

          The total amount of investment in Phase I of the WEIHAI BARRINGTON JV is presently estimated to be US$1,140,000. The unit of currency for measuring, among other things, the total amount of investment, registered capital and capital contributions for purposes of this Contract and its Appendices and the Articles of Association shall be US dollars.

Article 5.2 - Registered Capital
--------------------------------

          The registered capital of WEIHAI BARRINGTON shall be equivalent to US$800,000, of which Party A will contribute an amount equivalent to US$400,000, accounting for fifty percent (50%) of the registered capital, and Party B will contribute an amount equivalent to US$400,000, accounting for fifty percent (50%) of the registered capital.

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 8 of 32


Article 5.3 Payment of Capital Contributions
--------------------------------------------

     5.3.1         Payment of registered capital contributions

               (a) Party A shall pay its subscribed registered capital (1) in cash in US dollars and/or Renminbi, (2) by transferring its interest in workshops and ancillary buildings designated for use of WEIHAI BARRINGTON, land use rights, assembling facilities and other facilities located on the WEIHAI BARRINGTON site.

               (b) Party B shall pay its subscribed registered capital (1) in cash in US dollars, (2) by transferring equipment and raw materials.


     5.3.2 The registered capital subscribed by the Parties shall be paid as follows:

               (a) no less than 15% of the Parties' respective subscribed registered capital shall be paid within three (3) months after the later to occur of the Business License Date or the date on which all conditions precedent set forth in Article 5.5 have been satisfied; and

               (b) the remaining registered capital subscribed by the Parties shall be paid from time to time as decided by the Board. Subject to it not exceeding one (1) year as of the Business License Date.

     5.3.3 All registered capital contributions in cash shall be made, if in RMB, to the RMB account of WEIHAI BARRINGTON at WEIHAI BARRINGTON's bank's principal office in Weihai or at such other authorized bank as the Board may from time to time designate or, if in foreign currency, to the respective foreign exchange account of WEIHAI BARRINGTON at WEIHAI BARRINGTON's bank's principal office in Weihai or at such other authorized bank as the Board may from time to time designate.

Article 5.4 - Use of the Capital
---------------------------------

          The payments, in cash or in kind, of the subscribed registered capital by the Parties to WEIHAI BARRINGTON as set forth in Article 5.3 above, shall be for the exclusive use of WEIHAI BARRINGTON for implementing the purposes of this Contract.

Article 5.5 - Conditions Precedent
----------------------------------

          Notwithstanding any other provision of this Contract to the contrary, the Parties shall not be obligated to make any of their registered capital contributions to WEIHAI BARRINGTON until and unless each of the following conditions have been fulfilled or satisfaction of such conditions has been waived in writing by the Parties:

     (a) the business plan for the establishment of WEIHAI BARRINGTON's business has been mutually prepared and consented to by the Parties;

     (b) this Contract and the Articles of Association of WEIHAI BARRINGTON have been duly approved by MOFTEC;

     (c) a valid business license has been duly issued to WEIHAI BARRINGTON by the SAIC;

     (d) all necessary approvals and licenses necessary for WEIHAI BARRINGTON to conduct its business as contemplated under Article 4 have been obtained and are valid;

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON               Page 9 of 32


     (e) Party A shall have obtained on behalf of WEIHAI BARRINGTON an approval from the relevant office of the SAEC, a Foreign Investment Enterprise Foreign Exchange Registration Certificate and shall have opened a WEIHAI BARRINGTON foreign exchange bank account with an authorized bank;

     (f) Party A shall have obtained from the relevant tax authority written certification of the tax treatment of all profits generated by WEIHAI BARRINGTON.

     (g) Party A shall have obtained from the relevant local, provincial and central governmental authorities all licenses necessary to manufacture and distribute the products of the Joint Venture within China, including the Medical Device Manufacturing License, the Medical Device Registration License and the Sanitary License.

     (h) A distribution agreement and an operating agreement has been signed between Party A and the Joint Venture under which Party A will distribute the products of the Joint Venture in China and other territories and the Joint Venture will distribute its products in certain territories.

     (i) Within 60 days of the Conditions Precedent stated in article 5.5 of this agreement being fulfilled, Party B shall close down its laboratory in Anshan City and shall refrain from all activity in the diagnostic test business in China, except for that activity in which party B is in co-operation with Party A.

Each of the documents and approvals listed above shall be satisfactory in form and substance to each of the Parties.

Article 5.6 - Verification of Capital Contribution
--------------------------------------------------

          The value of the capital contribution paid by each Party shall be verified by Deloitte Touche Tohmatsu or another mutually acceptable accounting firm. Upon receipt of such report(s), WEIHAI BARRINGTON shall issue capital contribution certificate(s) to such Party or Parties making the capital contribution in the amount of the capital as so verified. Such capital contribution certificate(s) shall record, inter alia, the name of WEIHAI BARRINGTON and the date of its establishment, the names of the Parties making the payment of the capital contribution, the amount and date of such payment and the date of the issuance of the capital contribution certificates. Capital contribution certificate(s) shall be conclusive evidence of such Party's equity investments in WEIHAI BARRINGTON.

Article 5.7 - Funding
---------------------

     5.7.1 WEIHAI BARRINGTON shall have the power, so far as legally permitted, to borrow local currency or foreign exchange funds, from sources inside or outside the PRC, which it requires to support its needs and its operational and production requirements and to mortgage any and all of its assets and assign any and all of its rights under other agreements to which WEIHAI BARRINGTON is a party in order to obtain loans and other financing. WEIHAI BARRINGTON shall have the power to borrow such funds up to the maximum amount allowed by relevant regulations or as otherwise approved by relevant authorities, including financing in a sale/leaseback format. WEIHAI BARRINGTON may obtain financing with guarantees from the Parties or their Affiliates, in which case such financing and/or guarantees shall be provided by the Parties or their Affiliates. In the event that a Party agrees to lend funds to WEIHAI BARRINGTON or to guarantee a loan to WEIHAI BARRINGTON from a third party or financial institution, such Party shall be entitled to be paid interest and related fees as if such Party (or Parties) were an independent third party and as if the transaction were a negotiated, arm's length financing. The terms and conditions applicable to such loans and/or guarantees shall be decided by the Board. The amounts borrowed pursuant to this Article 5.7 shall be used to finance the equipment and other facilities required by the Company, as well as WEIHAI BARRINGTON's day-to-day operations.

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              CHAPTER 6. CHANGE AND TRANSFER OF REGISTERED CAPITAL

Article 6.1 - Increases of Registered Capital
---------------------------------------------

     Should the Board deem it necessary to increase the total amount of investment and the registered capital of WEIHAI BARRINGTON, such increase shall be authorized by the unanimous vote of all Directors, and approved by the original Approving Authority.

     No Party shall be required to make any additional capital contribution to WEIHAI BARRINGTON except as expressly set forth in this Contract.

Article 6.2 - Future Expansion
------------------------------

          Depending upon the demand for WEIHAI BARRINGTON'S products and services and the development and operational circumstances of WEIHAI BARRINGTON, the Board may, by unanimous approval, decide to implement an expansion of its business plan (`the Expansion') and to increase the investment in WEIHAI BARRINGTON. The Parties hereby agree that they will support a decision by the Board to implement such an expansion. The Parties hereby consent and agree to an increase in the registered capital and total investment of WEIHAI BARRINGTON as determined by the Board to be necessary for such an Expansion and agree to seek the necessary approvals from the Approving Authority for those corresponding increases. In the event the Board approves the Expansion but a Party is unable or elects not to exercise its right of contribution in connection with an increase in the registered capital of WEIHAI BARRINGTON to effect the Expansion, then the other Parties shall have the immediate option to contribute to such increase, thereby increasing their proportional share of the registered capital in WEIHAI BARRINGTON.

Article 6.3 - Transfer of Capital
---------------------------------

     6.3.1 Any Party may sell, assign or transfer (a "Transfer") all or any part of its registered capital interest (an "equity interest") in WEIHAI BARRINGTON, subject to the other Parties' written consent to any such Transfer, the unanimous affirmative vote of all Directors or the unanimous written consent of all Directors, and the approval of the PRC original Approving Authority. Except as otherwise set forth in Article 6.3.2, in the case of such Transfer by a Party (the "Transferring Party") of all or any portion of its equity interests in WEIHAI BARRINGTON, the other Parties (the "Non-transferring Parties") shall have a right of first refusal with respect to such interests to be transferred at the price and on terms and conditions as set forth below. The Transferring Party who intends to Transfer all or any portion of its equity interest in WEIHAI BARRINGTON shall notify the Non-transferring Parties in writing of such intent (a "Notice of Transfer"), describing the portion of equity interest proposed to be Transferred (the "Subject Interest"), the name or names of the proposed transferee(s), if any, and the consideration proposed to be paid therefor (and, to the extent the consideration does not consist of cash, the US dollar equivalent thereof reasonably determined by an independent appraiser who is acceptable to the Non-transferring Party) (the "Subject Consideration"). Such Notice of Transfer shall constitute an option to the Non-transferring Parties to purchase all, but not less than all, of the Subject Interest for the Subject Consideration and on the terms and conditions as set forth in the Notice of Transfer. The Non-transferring Parties may exercise the option by giving a written notice of such exercise to the Transferring Party within ninety (90) days after receipt of the Notice of Transfer. The notice of exercise shall set forth a closing date, which may be any date from thirty (30) to sixty (60) days after all relevant approvals to the Transfer have been obtained. If no notice of exercise is given by the Non-transferring Parties within the ninety-day option period, the Transferring Party may, only upon the consent of the other Parties, following the expiration of such ninety-day option period (or such prior time as the Non-transferring Parties shall have, in writing, advised the Transferring Party of their election not to exercise the right of the first refusal), transfer all (but not less than all) of the Subject Interest at no less than the Subject Consideration and on the terms and conditions to the proposed transferee(s) as provided in the Notice of Transfer. This Article 6.3 shall not apply in the circumstances contemplated by Articles 16.2 or 17.8.

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JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 11 of 32

     6.3.2 Notwithstanding any other provision of this Contract, each Party hereby gives consent to any Transfer by the other Parties of all or any of its equity interest in WEIHAI BARRINGTON to an Affiliate of the Transferring Party (a "Permitted Transfer"), and waives its preemptive right to purchase the other Parties' interest which is transferred to such Affiliate. Such consent shall be valid throughout the term of this Contract. The Transferring Party shall notify the other Parties not less than thirty (30) days in advance of any such Permitted Transfer, and each Party shall cause its appointed directors to the Board to approve such Permitted Transfer and support the Transferring Party in its application to the Approval Authority for approval of such Permitted Transfer.

     6.3.3 Any Transfer of any Party's equity interest under this Article shall not become effective until all necessary approvals have been obtained.

     6.3.4 Upon Transfer of the registered capital of a Party, WEIHAI BARRINGTON shall cancel the then outstanding capital contribution certificates of the Transferring Party and issue new capital contribution certificates to the transferee to reflect the new ownership interests (and if the Transferring Party Transfers only a portion of its equity interest to the transferee, a new capital contribution certificate shall also be issued to the Transferring Party reflecting its remaining equity interest in WEIHAI BARRINGTON), and simultaneously therewith the transferee shall execute an instrument pursuant to which it shall become a party to and be bound by this Contract and the Articles of Association, as amended as of such Transfer.


           CHAPTER 7. RESPONSIBILITIES OF PARTIES TO WEIHAI BARRINGTON

Article 7.1 - Responsibilities of the Parties
---------------------------------------------

     7.1.1 In addition to its other obligations under this Contract, Party A shall have the following specific responsibilities:

          (a) upon consultation with and approval by the Other Parties, preparing, submitting and monitoring all applications for, and assisting WEIHAI BARRINGTON in obtaining all required PRC national, provincial or municipal approvals, permits, registrations, filings, and business, operating or other licenses for the establishment of WEIHAI BARRINGTON, and, thereafter, preparing, submitting and monitoring all applications for, and assisting WEIHAI BARRINGTON in obtaining such other approvals, permits, registrations, filings and licenses as are necessary or required for WEIHAI BARRINGTON to successfully, timely and efficiently operate the business contemplated hereby, and assisting WEIHAI BARRINGTON on an on-going basis with respect to any matters involving PRC, Shandong and other provincial and Weihai and other municipal governmental agencies;

          (b) assisting WEIHAI BARRINGTON in hiring qualified local Chinese management and technical personnel, workers and other necessary employees at the direction of the Board, and assisting WEIHAI BARRINGTON with securing all necessary personnel transfer or other approvals;

          (c) making timely payment of its capital contribution as set forth in Chapter 5 hereof;

          (d) assisting WEIHAI BARRINGTON in applying for and obtaining the maximum benefit of all investment incentives and all permitted reductions in, or exemptions from, PRC national, provincial and local income taxes, import duties, value-added taxes, business taxes, consumption taxes, local surcharges and taxes, real estate taxes, land costs, vehicle taxes, or other impositions or fees, and obtaining any other tax reductions, rebates or exemptions to which WEIHAI BARRINGTON is currently or may in the future become entitled;

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          (e) upon consultation with and approval by the Other Parties, assisting WEIHAI BARRINGTON in the preparation of any accounting statements or reports, including, but not limited to, any balance sheets, statements or reports required by any governmental authorities;

          (f) assisting personnel furnished by or through Party B and Directors nominated by Party B with PRC entry and exit formalities, including appropriate visas, and with working permits, travel and accommodations in the PRC in connection with the activities of WEIHAI BARRINGTON;

          (g) obtaining on behalf of WEIHAI BARRINGTON an approval from the relevant office of the State Administration of Exchange Control a Foreign Investment Enterprise Foreign Exchange Registration Certificate, opening a WEIHAI BARRINGTON foreign exchange bank account with an authorized bank in the PRC, and assisting WEIHAI BARRINGTON in obtaining all requisite permits and approvals to convert foreign currency, including the right to access any legal foreign exchange forum and to convert RMB to US dollars in order to make debt service payments and to distribute profits in foreign exchange to Parties B and C;

          (h) assisting the other Parties and the foreign personnel of WEIHAI BARRINGTON in repatriating their foreign exchange earnings derived under this Contract back to their home country;

          (i) assisting WEIHAI BARRINGTON and Party B in the importation of equipment and materials, in handling customs procedures and obtaining all necessary import licenses or permits relating to the aforesaid imports, and arranging the domestic transportation of the aforesaid imports after they are shipped to the designated port in the PRC;

          (j) assisting WEIHAI BARRINGTON in arranging financing for the excess of total amount of investment over the registered capital of WEIHAI BARRINGTON.

          (k) Providing architectural plans and drawings for any new facilities to be constructed on behalf of the JV.

          (l) Purchasing land for the JV's facilities, and obtaining all necessary permits and approval documents for the use of the land by the JV, for no less than the initial 20 year term of the JV contract.

          (m) Selecting by competitive bid contractors to undertake the construction of the JV's facilities, including all necessary infrastructure.

          (n) Overseeing all phases of construction of the JV's new facilities.

          (o) Preparing an acceptable procedures manual for all products of the JV destined for the US market, suitable for approval by the FDA.

          (p) Working with the US FDA to obtain approvals for facilities, products and procedures of the JV, hiring qualified personnel to undertake quality control for the JV, and hiring and training qualified personnel to ensure that the procedures are carried out effectively and satisfactorily.

          (q) Selling the products of the JV in the Chinese market, per the distribution agreement.

          The reasonable out-of-pocket expenses incurred for items a through q above shall be paid by WEIHAI BARRINGTON upon approval by the Board.

     7.1.2 In addition to its other obligations under this Contract, Party B shall have the following specific responsibilities:

          (a) assisting WEIHAI BARRINGTON in arranging financing for the excess of total amount of investment over the registered capital of WEIHAI BARRINGTON;

          (b) assisting with the design, implementation, and operation of the businesses to be established and operated by WEIHAI BARRINGTON;

          (c) assisting with the preparation of requests for proposal and selection of qualified bidders in connection with the equipment and technology to be imported for WEIHAI BARRINGTON;

          (d) assisting WEIHAI BARRINGTON in selecting qualified managerial and technical personnel and workers;

          (e) selecting and procuring on behalf of WEIHAI BARRINGTON appropriate materials, equipment and other supplies unavailable in the PRC, as set forth in Chapter 10 of this Contract;

          (f) making timely payment of its capital contribution as set forth in Chapter 5 of this Contract;

          (g) assisting with the process of obtaining FDA approval for the facilities, products and processes of the JV;

          (h) Assist in developing export markets for the JV's products,

          (i) Organizing a corporate structure for the JV that will allow it to accomplish the corporate objectives outlined herein, to enable it to accept further injections of capital, debt and other forms of financing, and ultimately position it to access both domestic and foreign capital markets.

          (j) Ensuring that the legal structure of the JV is in accordance with Chinese laws and regulations for Foreign Owned Enterprises, and in accordance with such domestic and foreign regulations as may apply when the JV seeks listings on domestic and/or foreign markets.

          (k) Preparing the necessary documentation for the JV to operate legally and successfully in China and overseas, and which will allow the company to ultimately access domestic and foreign capital markets.

          (l) Selecting and engaging banking institutions and investment banking institutions to assist in the preparation of the JV for the capital markets.

          (m) Selecting and engaging legal advisors, accountants, financial advisors and such other advisors as may be required to accomplish the JV's corporate purposes.

          The reasonable out-of-pocket expenses incurred for items a through m above shall be paid by WEIHAI BARRINGTON upon unanimous approval by the Board.

     7.1.3 Responsibilities of both of the Parties:

          (a) employing their best efforts in good faith to (i) ensure the economic viability and profitability of WEIHAI BARRINGTON and (ii) protect each other's technology, know-how and trade secrets from unauthorized disclosure;

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 14 of 32


          (b) cooperating to achieve the purposes and goals of WEIHAI BARRINGTON as set forth herein and in the Appendix and Articles of Association by executing all documents and taking all actions necessary or advisable to effect the foregoing;

          (c) ensuring that WEIHAI BARRINGTON's books and records are kept in accordance with the provisions of the Articles of Association;

          (d) causing its nominees to the Board of WEIHAI BARRINGTON to vote in accordance with the terms of this Contract and its Appendix, and the Articles of Association, and

          (e) using its best efforts to carry out the intent of the agreements contained herein.

          (f) doing nothing against the interests of the other Parties, or the successful continuation of the business.


                          CHAPTER 8. BOARD OF DIRECTORS

Article 8.1- Formation of the Board of Directors
------------------------------------------------

          The Board, with its initial membership as defined in Appendix A to this Contract, shall be established on the Business License Date and shall hold its first meeting as soon as practicable thereafter.

Article 8.2 - Powers and Meeting of the Board
---------------------------------------------

          The Board is the highest organ of authority of WEIHAI BARRINGTON and shall decide all major matters of WEIHAI BARRINGTON. The powers and functions of the Board, the procedures for the meetings of the Board and quorum required therefor shall be set forth in the Articles of Association.

Article 8.3 - Appointment of Directors
--------------------------------------

     8.3.1 The Board shall be comprised of five (5) Directors, of which two (2) shall be appointed by Party A, and three (3) shall be appointed by Party B. Party A shall designate one of its appointed Directors as the Chairman of the Board and Party B shall designate one of its appointed Directors as the Vice-Chairman of the Board. The Chairman and Vice Chairman shall each have one vote as accorded to other Directors. Whenever the Chairman is unable to perform his responsibilities for any reason, the Vice Chairman will represent him.

     8.3.2 The Chairman of the Board is the legal representative of WEIHAI BARRINGTON and shall have the authority to act for WEIHAI BARRINGTON as provided by law, by this Contract and by the Articles of Association and as authorized from time to time by the Board.

     8.3.3 Each Director (including the Chairman and the Vice Chairman) shall be appointed for a term of four (4) years, or until such person's earlier death or resignation, and may serve consecutive terms if re-appointed by the Party making the appointment.

     8.3.4 Each Party shall have the sole right at any time to remove any Director originally appointed by it, with or without cause, and to fill the vacancy caused by such removal.

     8.3.5 If a seat on the Board is vacated by the retirement, removal, resignation, illness, disability or death of a Director, the Party that originally appointed such Director shall appoint a successor to serve the remainder of such Director's term.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 15 of 32


     8.3.6 Upon consent of BOTH PARTIES, the Board may, from time to time invite certain officers of WEIHAI BARRINGTON to attend meetings of the Board.


Article 8.4 - Voting
--------------------

     8.4.1 Major Issues, as defined below, shall require the unanimous affirmative vote of all Directors or the unanimous written consent of all Directors. Major Issues shall mean the following:

          (a) Amendments to the Articles of Association;

          (b) Termination or dissolution of WEIHAI BARRINGTON (except for termination or dissolution as provided in Chapters 16 and 17);

          (c) Increase, reduction, or transfer of the registered capital of WEIHAI BARRINGTON (except for a transfer to an affiliate of a Party as provided in Article 6.3.2 or a transfer as provided in Articles 16.2 or 17.8); and

          (d) Merger, division, or change in the form of the organization of WEIHAI BARRINGTON or consolidation of WEIHAI BARRINGTON with other economic organizations; provided, however, that merger and consolidation of WEIHAI BARRINGTON shall not be interpreted to include an investment in another entity by WEIHAI BARRINGTON or the entering into a joint venture arrangement between WEIHAI BARRINGTON and another entity.

          (e) Any issue with a financial impact to the JV (not including sales or purchases of product or raw materials in the JV's regular course of business) in excess of US $250,000.

     8.4.2 Matters other than Major Issues may be decided by an affirmative vote of a simple majority of the Board in attendance at a meeting at which a quorum is present, provided that at least one representative of Party A and one representative of Party B are in attendance at the meeting and votes affirmatively on the matter.

     8.4.3 Board resolutions may be passed without a meeting if in writing and executed by all Directors. For this purpose, Directors may execute separate counterparts of identical written resolutions which, taken together, shall constitute one approved set of written resolutions. Such resolutions may be executed and transmitted to BOTH PARTIES by facsimile.

Article 8.5 - Annual Operating Plans
------------------------------------

          The Board shall approve an annual operating plan and budget for WEIHAI BARRINGTON (the "Annual Plan") for the following fiscal year no later than November 30 of the present fiscal year. In connection therewith, the General Manager shall draft an annual operating plan and budget for WEIHAI BARRINGTON (the "Draft Annual Plan") by no later than September 30 of each fiscal year. Copies of the Draft Annual Plan shall be provided to The Parties for their review and comments and to the Chairman and Vice Chairman of WEIHAI BARRINGTON for their review and comments. The Draft Annual Plan and the comments of The Parties, the Chairman and the Vice Chairman shall then be submitted to the Board by no later than October 31 of each fiscal year for review, investigation, consultation, modification and approval of a final form of Annual Plan for the following fiscal year. The Annual Plan must be approved by unanimous vote of the Board. The Annual Plan shall be implemented by the General Manager of WEIHAI BARRINGTON. The General Manager's authority to incur indebtedness and contractual liabilities on behalf of WEIHAI BARRINGTON and to make expenditures is limited in accordance with the terms of the Annual Plan unless otherwise decided by the Board.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 16 of 32


                              CHAPTER 9. MANAGEMENT

Article 9.1 - Management Organization
-------------------------------------

     9.1.1 WEIHAI BARRINGTON shall have one (1) General Manager and one (1) Deputy General Manager. All other management personnel shall be appointed by the General Manager.

     9.1.2 Without limiting the authority of the Board to remove the General Manager, the Deputy General Manager or other management personnel, the Board shall have the authority to dismiss at any time the General Manager, the Deputy General Manager or any of the management personnel in the event that the Board determines that the General Manager, the Deputy General Manager or any of the management personnel have engaged in any fraudulent acts, graft or have grossly neglected their duties. In such event, the General Manager, the Deputy General Manager or the member of the management personnel, as the case may be, shall be personally liable for any financial losses incurred by their fraudulent act or gross neglect of duties.

Article 9.2 - General Manager and Deputy General Manager
--------------------------------------------------------

          The General Manager will be nominated by Party A, and the Deputy General Manager will be nominated by Party B. Each of the management officers so nominated shall be subject to the approval of and appointment by the Board. The General Manager and the Deputy General Manager shall be appointed for a term of two (2) years or such other term as determined by the Board, or until such person's earlier death, resignation or removal. The General Manager and the Deputy General Manager may be re-appointed to successive terms. If the General Manager or the Deputy General Manager is removed, a successor shall be nominated and appointed in the same manner as the original appointment.

Article 9.3 - Responsibilities of the General Manager and the Deputy General
----------------------------------------------------------------------------
Manager
-------

     9.3.1 The responsibilities of the General Manager are to implement the resolutions of the Board and manage the day-to-day operation of WEIHAI BARRINGTON. The General Manager shall report to and be responsible to the Board.

     9.3.2 The Deputy General Manager shall assist the General Manager in fulfilling his duties and shall report directly to the General Manager.

     9.3.3 The General Manager and the Deputy General Manager shall perform their duties on a full time basis. The General Manager and the Deputy General Manager shall not hold posts concurrently with other enterprises, except if such enterprise is an affiliate of a Party or if the Board has given its specific written consent.


                             CHAPTER 10. PROCUREMENT

Article 10.1 - Principles of Procurement
----------------------------------------

In procuring components, machinery, equipment, and other supplies and services required for WEIHAI BARRINGTON's activities, WEIHAI BARRINGTON shall give priority to PRC domestic sources whenever items from such sources are competitive with like imported items with respect to quality, specifications, performance, price, delivery time and other material terms. Except as otherwise required by the Joint Venture Law, materials, equipment and services purchased

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 17 of 32


by WEIHAI BARRINGTON within the PRC shall be purchased, as to those items determined by the Board, through competitive bidding, and as to other items at prices no higher than those charged to Chinese enterprises for purchases of similar items and shall be paid in RMB. If any of the aforesaid items are not competitive in the manner indicated in the first sentence, or cannot be procured from the domestic market, or if Party B is able to offer significant economic or quality advantages to WEIHAI BARRINGTON in procurement, then WEIHAI BARRINGTON shall appoint Party B or one of its Affiliates, as its purchasing agent, to procure such materials, equipment and services outside the PRC.


                                CHAPTER 11. LABOR

Article 11.1 - Staff and Workers
--------------------------------

     11.1.1 The recruitment, employment, dismissal, resignation, salary, labor insurance, welfare, bonuses, labor discipline, retirement insurance, and other matters concerning the staff and workers of WEIHAI BARRINGTON shall be provided in the employment contract(s) to be signed according to the internal labor rules formulated by the Board in accordance with relevant laws and regulations. WEIHAI BARRINGTON shall have the right of autonomy with regard to its personnel management, production and operation, as provided in the relevant PRC laws and regulations. The staff and workers of WEIHAI BARRINGTON shall have the right to establish a labor union in accordance with the relevant PRC laws and regulations. Labor contracts may be signed between WEIHAI BARRINGTON and each individual employee directly or through a trade union collectively. Labor plans, as amended from time to time by WEIHAI BARRINGTON, and labor contracts so signed shall be filed with the Labor Bureau and Personnel Bureau for reference only.

     11.1.2 In compliance with relevant PRC national, provincial and local laws, rules and regulations, and subject to the overall supervision of the Board or as otherwise provided in Article 11.2, the total number, hiring, compensation, qualifications, tenure and working hours of the employees of WEIHAI BARRINGTON shall be decided by the General Manager. Changes in the qualifications and number of employees shall be determined in accordance with the operating needs of WEIHAI BARRINGTON. All employees hired by WEIHAI BARRINGTON shall be subject to a three-month probationary period of employment before they will be officially considered employees of WEIHAI BARRINGTON.

Article 11.2 - Management Officers and Expatriate Employees
-----------------------------------------------------------

          The compensation and benefits of the executive management officers and expatriate employees of WEIHAI BARRINGTON shall be decided by the Board and shall be in compliance with the relevant PRC national, provincial and local laws, rules and regulations. Locally hired management personnel shall receive locally competitive compensation. Expatriate personnel shall receive compensation that is commensurate with that commonly provided to expatriate personnel of similar qualifications and experience by foreign investment enterprises of a similar nature located in major cities in the PRC.

Article 11.3 - Organization, Operation and Funding of Trade Union
-----------------------------------------------------------------

11.3.1 According to the stipulations of the "Trade Union Act of the People's Republic of China", employees of WEIHAI BARRINGTON have the right to organize a trade union and take part in its activities.

11.3.2 The Trade Union of WEIHAI BARRINGTON represents the legal interests of the workers. Its tasks are as follows:

     a) Support legal democratic rights and material interests of the workers;

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 18 of 32


     b) Assist the Company in the rational use of welfare and reward funds;
     c) Organize the workers to study science and technology;
     d) Organize sports and recreational activities;
     e) Educate the workers to observe labor discipline and utilize their best efforts to fulfill their tasks.

11.3.3 The trade union leaders of WEIHAI BARRINGTON, at the invitation of the Board of Directors, can attend relevant meetings and reflect workers' opinions and rational demands.

11.3.4 The trade union of WEIHAI BARRINGTON shall take part in mediations in solving discrepancies and disputes between the workers and WEIHAI BARRINGTON.

11.3.5 WEIHAI BARRINGTON shall contribute a sum equal to 2% of the total amount of the workers' salaries per month as trade union fees. The trade union shall use the fees according to the "Management of Methods of Trade Union Fees" as stipulated by the General Trade Union of China.


                      CHAPTER 12. TAX, ACCOUNTING AND AUDIT

Article 12.1 - Accounting and Audit
-----------------------------------

          WEIHAI BARRINGTON may employ at WEIHAI BARRINGTON's expense, one or more accountants, including certified public accountants from an internationally recognized firm of accountants. WEIHAI BARRINGTON's accounting books and records shall be maintained in accordance with the "PRC Accounting System for Foreign Investment Enterprises" promulgated on June 23, 1992, other relevant promulgated and publicly available PRC laws and regulations, and in an internationally accepted accounting format, such as US GAAP, Hong Kong GAAP or International Accounting Standards.

Article 12.2 - Fiscal Year
--------------------------

          The fiscal year of WEIHAI BARRINGTON shall commence on January 1, except that the first fiscal year of WEIHAI BARRINGTON shall commence on the Business License Date and end on December 31 of the same year.

Article 12.3 - Bookkeeping Language
-----------------------------------

          All vouchers, accounting books, statistical data and reports of WEIHAI BARRINGTON shall be kept in the Chinese language; provided, however, that all monthly, semi-annual and annual financial statements shall also be prepared and kept in the English language.

Article 12.4 - Bookkeeping Base Currency
----------------------------------------

          All of WEIHAI BARRINGTON's accounting books shall be maintained and kept in RMB, but WEIHAI BARRINGTON may also adopt United States Dollars or foreign currencies as supplementary bookkeeping currencies.

Article 12.5 - Accounts
-----------------------

          WEIHAI BARRINGTON shall open a foreign exchange account and a RMB account at the Bank of China, Weihai Branch, or at such other authorized bank or place in the PRC as may be designated from time to time by the Board.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 19 of 32


Article 12.6 - Financial Statements
-----------------------------------

          WEIHAI BARRINGTON shall provide monthly, semi-annual and annual financial statements including balance sheets, profit and loss statements, cash flow statements and currency balance sheets to each of the Parties and to the Board no later than thirty (30) days for monthly statements and sixty (60) days for semi-annual and annual statements after the close of the accounting period.

Article 12.7 - Annual Financial Accounting
------------------------------------------

          Within sixty (60) days after completion of a fiscal year, the General Manager shall have the annual financial statements prepared, including the previous fiscal year's balance sheet, profit and loss statements, cash flow statements, currency balance sheets and profit distribution, for delivery to the Board for approval.

Article 12.8 - Financial Auditing
---------------------------------

          WEIHAI BARRINGTON's annual financial statements shall be audited within ninety (90) days after the close of the fiscal year by the PRC registered affiliate of one of the "Big 5" internationally recognized accounting firms, or by a Chinese accounting firm unanimously approved by the Board of Directors of WEIHAI BARRINGTON. As of the date of this Contract, such registered affiliates include: (1) Arthur Andersen, (2) PriceWaterhouseCoopers, (3) Deloitte Touche Tohmatsu, (4) Ernst & Young, (5) KPMG Peat Marwick. The Parties agree that the accountant shall be selected by the Board. If any Party considers the auditing results inconsistent with the facts and wishes to retain an alternative auditor of its own choice to audit WEIHAI BARRINGTON's financial statements, such Party may retain an alternative auditor, at its own expense, to audit WEIHAI BARRINGTON's financial statements, and the other Party and WEIHAI BARRINGTON shall support and cooperate with such auditor.

Article 12.9 - Taxation
-----------------------

     12.9.1 WEIHAI BARRINGTON shall pay, out of its taxable income, the applicable national, provincial, and local income taxes according to the "PRC Income Tax Law on Enterprises with Foreign Investment and Foreign Enterprises" promulgated on April 9, 1991 and its Implementing Regulations (collectively, the "FIE Tax Law"), and other applicable taxes including value-added tax, business tax and consumption tax according to the relevant promulgated and publicly available laws and regulations.

     12.9.2 WEIHAI BARRINGTON shall enjoy the most favorable tax treatment permitted by PRC law. With the assistance of Party A, WEIHAI BARRINGTON shall make all efforts necessary or advisable to obtain all possible PRC or local tax exemptions, preferences or reductions to which it may now be or hereinafter become entitled. All PRC taxes, duties, late charges, penalties and related tax liabilities of WEIHAI BARRINGTON shall be calculated and paid in RMB.

Article 12.10 - The Three Funds
-------------------------------

     12.10.1 WEIHAI BARRINGTON shall, after payment of all applicable PRC taxes, establish and maintain a reserve fund, an expansion fund, and an employee bonus and welfare fund (the "Three Funds") in accordance with relevant provisions of the Cooperative Enterprise Law. The percentage of revenues to be allocated to each of such funds shall be determined by the Board according to the operation and development of WEIHAI BARRINGTON, but the amount allocated to the Three Funds in any years shall not lower than the limitation required by the PRC laws.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 20 of 32


     12.10.2 Other than the Three Funds, WEIHAI BARRINGTON shall be exempt from all other subsidies which the State may pay to the staff and workers at State-owned enterprises and all social charges.

Article 12.11 - Depreciation
----------------------------

          The depreciation period for the fixed assets of WEIHAI BARRINGTON shall be decided by the Board in accordance with the "Implementing Rules of the Income Tax Law of the People's Republic of China for Foreign Invested Enterprises and Foreign Enterprises", as amended on June 30, 1991, other relevant promulgated and publicly available PRC laws and regulations.

Article 12.12 - Customs Duties
------------------------------

          Party A shall use its best efforts to assist WEIHAI BARRINGTON in obtaining all PRC import licenses and approvals from the PRC Customs at the most favorable duty rates permissible for the import of equipment, machinery and raw materials purchased by WEIHAI BARRINGTON or imported in connection with the operation of WEIHAI BARRINGTON.


                      CHAPTER 13. EARNING FOREIGN EXCHANGE

Article 13.1 - Currency to be Received
--------------------------------------

          WEIHAI BARRINGTON's domestic sales will be in RMB or, if permissible under relevant laws and regulations, for foreign exchange or both, at the option of WEIHAI BARRINGTON.

          WEIHAI BARRINGTON anticipates that up to 70% of its production will be exported, and the remaining 30% or more will be sold on the domestic market.

          WEIHAI BARRINGTON may establish branches, sales offices, joint ventures, distributorships, and/or agencies in China and abroad for the purpose of selling its manufacturing output.

Article 13.2 - Earning Foreign Exchange
---------------------------------------

     13.2.1 Matters concerning foreign exchange shall be handled in accordance with relevant PRC laws and regulations concerning foreign exchange control. Pursuant to the relevant tax laws and regulations of the PRC, Party B may freely remit its profits to its overseas accounts and shall be exempted from withholding taxes on such remittances.

     13.2.2 The Parties acknowledge that the SAEC's confirmation that WEIHAI BARRINGTON can receive foreign exchange, obtain a Foreign Investment Enterprise Foreign Exchange Registration Certificate, maintain a foreign exchange bank account and have access to Foreign Exchange Adjustment Centers and designated foreign exchange banks during the term of WEIHAI BARRINGTON as necessary is an essential and decisive condition to the success of WEIHAI BARRINGTON. Party A shall assist WEIHAI BARRINGTON in obtaining such confirmation, certificates, and annual renewal and access to Foreign Exchange Adjustment Centers and designated foreign exchange banks.

     13.2.3 In accordance with the relevant PRC laws and regulations in effect from time to time, WEIHAI BARRINGTON shall endeavor to maintain a balance in its foreign exchange receipts and expenditures. WEIHAI BARRINGTON may adopt measures permitted under PRC laws and regulations to generate or obtain foreign exchange including, without limitation, the following:

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 21 of 32


          (a) conversion of RMB into US dollars at a Foreign Exchange Adjustment Center or designated foreign exchange bank at the then current rate prevailing, with the service charges at such Adjustment Center or designated foreign exchange bank to be borne by WEIHAI BARRINGTON;

          (b) adjustment of foreign exchange and RMB between WEIHAI BARRINGTON and any other enterprise in the PRC with foreign investment;

          (c) reinvestment by the Parties of their RMB profits in Chinese domestic enterprises capable of generating foreign exchange or increasing their foreign exchange revenues; and

          (d) such other methods as are currently permitted or are allowed in the future by applicable laws and regulations in effect from time to time.

Party A shall assist WEIHAI BARRINGTON in its attempts to adopt measures to generate foreign exchange, including identifying opportunities for obtaining foreign exchange and assisting with relevant approvals.

     13.2.4 WEIHAI BARRINGTON's foreign exchange expenditures include, among others, principal and interest on foreign currency loans to WEIHAI BARRINGTON; leasing and purchasing of imported materials and equipment which are not available in the PRC of equal quality or specifications and on competitive terms; dividends; payments for foreign employees; and any other foreign currency obligations incurred by WEIHAI BARRINGTON. No Party shall be required to make any foreign currency available to WEIHAI BARRINGTON if methods for generating or obtaining foreign currency as set forth in this Chapter 13 are insufficient to pay for the foreign exchange expenditures of WEIHAI BARRINGTON.


          CHAPTER 14. REIMBURSEMENT FEES, DISTRIBUTIONS AND REMITTANCES

Article 14.1 - Reimbursement Fees
---------------------------------

          Upon approval by the Board of Directors, WEIHAI BARRINGTON shall reimburse the Parties' direct expenses incurred prior to the Business License Date in performing specified and agreed upon support services for WEIHAI BARRINGTON.

Article 14.2 - Distribution of Profits
--------------------------------------

          A hundred percent (100%) of the net profits of WEIHAI BARRINGTON remaining after allocation for payment of taxes pursuant to the tax laws of the PRC and after deductions for the Three Funds set forth in Article 12.10 and for trade union fees under Article 11.3.5 above, must be distributed among the Parties in proportion to their percentage of ownership of the capital shares of WEIHAI BARRINGTON, unless the Board unanimously votes to reduce said percentage of distribution.

Article 14.3 - Previous Loss and Retained Profit
------------------------------------------------

          WEIHAI BARRINGTON shall not distribute any net profits unless the losses of previous years have been made up. Retained profits from previous years may be distributed together with those of the current year, at the discretion of the Board.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 22 of 32


Article 14.4 - Remittances
--------------------------

     14.4.1 All remittances of profits and other remittances out of the PRC to any Non-Chinese Party shall be made to a designated foreign bank account in United States Dollars or other freely convertible foreign currencies as designated by the Non-Chinese Party separately in accordance with the foreign exchange regulations of the PRC.

     14.1.2 If the profit distributed to any non-Chinese Party in any year is in RMB, then said Party, at its option, can apply for approval from the State Administration for Exchange Control to convert such RMB profits into foreign exchange or can require WEIHAI BARRINGTON to open a separate RMB bank account for such RMB profits and hold the same together with any interest accrued until such time as WEIHAI BARRINGTON shall have sufficient foreign exchange to convert the RMB into foreign exchange and remit the earnings or profit together with any interest accrued to said Party pursuant to Article 14.4.1 above.


                    CHAPTER 15. DURATION OF WEIHAI BARRINGTON

Article 15.1 - Duration
-----------------------

     15.1.1 The duration of WEIHAI BARRINGTON shall be twenty (20) years commencing on the Business License Date, unless earlier terminated as provided in Articles 17 or extended as set forth in Article 15.1.2 below.

     15.1.2 If the Parties agree to extend the duration of WEIHAI BARRINGTON, they shall jointly file an application to extend the duration signed by representatives authorized by the Parties with the original PRC Approving Authority at least six (6) months before expiration of the term of WEIHAI BARRINGTON. Upon approval of such application, WEIHAI BARRINGTON shall institute registration formalities to effect such extension according to the "PRC Administrative Regulation Governing the Registration of Legal Corporations" or equivalent regulation in effect at such time.


            CHAPTER 16. ADDITIONAL CONDITIONS FOR TERMINATION AND/OR
               DISSOLUTION AND LIABILITIES FOR BREACH OF CONTRACT

Article 16.1 - Termination
--------------------------

          In addition to any other events of termination provided for elsewhere in this Contract, if any of the following conditions arise, this Contract and WEIHAI BARRINGTON may be terminated and/or dissolved prior to the expiration of the term of WEIHAI BARRINGTON as set forth below:

     16.1.1 If WEIHAI BARRINGTON has been suffering losses and the Board of Directors decide by unanimous vote or by unanimous written consent that WEIHAI BARRINGTON is likely to continue to suffer losses from which it cannot financially recover, any of the Parties may terminate this Contract and dissolve WEIHAI BARRINGTON;

     16.1.2 Upon the expropriation or confiscation of material and substantial properties or assets of WEIHAI BARRINGTON by action of any government, any of the Parties may terminate the JV Contract and dissolve WEIHAI BARRINGTON;

     16.1.3 If a Party cannot perform its obligations under this Contract due to Force Majeure, as defined in Chapter 19, and such condition extends continuously for a period exceeding six (6) months after written notice of such condition is received from the affected Party, the other Parties may terminate this Contract and dissolve WEIHAI BARRINGTON; or upon the occurrence of a Force Majeure as determined by the Board, if the Board of Directors unanimously decide by resolution that such occurrence shall materially adversely affect the business prospects of WEIHAI BARRINGTON and such effect cannot be adequately mitigated, then any Party may terminate this Contract and dissolve WEIHAI BARRINGTON;

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 23 of 32


     16.1.4 If all necessary approvals, licenses or permits required in connection with the establishment of WEIHAI BARRINGTON, the implementation of this Contract and the conduct and operation of WEIHAI BARRINGTON's business as contemplated herein are not received in a timely manner, or are subsequently suspended or revoked for any reason, Any Party may terminate this Contract and dissolve WEIHAI BARRINGTON;

     16.1.5 If any Party or its creditors or any other eligible party shall file for the Party's dissolution, liquidation, bankruptcy, re-organization, or if the creditors of that Party have taken over its management, or if any material or significant part of that Party's undertaking, property or assets shall be expropriated or confiscated by action of any government, or if for any reason any Party is or becomes unable to meet its commitments to WEIHAI BARRINGTON, the other Parties by unanimous consent may terminate this Contract and dissolve WEIHAI BARRINGTON;

     16.1.6 If any Party materially breaches any provision or term of this Contract and its Appendices and fails to remedy such breach within one hundred eighty (180) days from receipt of written notice of such breach, either of the non-breaching Parties (in the case of this Contract and its Appendices) may terminate this Contract and dissolve WEIHAI BARRINGTON;

     16.1.7 If any Party fails to pay any of its subscribed registered capital in the form and condition and at the time as set forth in Articles 5.2 and 5.3 of this Contract, then, unless otherwise agreed between the Parties, such Party shall pay an additional amount to WEIHAI BARRINGTON as liquidated damages, which shall be two percent (2%) per month on the value of the unpaid capital at the due date under this Contract. If the default continues for three (3) months or more, the non-defaulting parties shall have the right to purchase, at their discretion, all or part of such share which has been subscribed but not paid by the defaulting Party or the non-defaulting Parties may terminate this Contract and dissolve WEIHAI BARRINGTON;

     16.1.8 If any of the conditions precedent to the obligation to pay the subscribed registered capital as set forth in Article 5.5 of this Contract are not fulfilled within 30 days after the Business License Date, and the Parties do not agree in writing to waive such conditions precedent or extend the time for their fulfillment, Any Party shall have the right to terminate this Contract and dissolve WEIHAI BARRINGTON; and

     16.1.9 Termination of this Contract and WEIHAI BARRINGTON under any of the conditions as set forth in Chapters 16 or 17 shall require one (1) month's prior written notice from the Party requesting such termination and approval of the original Approving Authority.

Article 16.2 - Consequences of Termination Due to Breach
--------------------------------------------------------

          If this Contract is terminated due to breach or other events as set forth in Articles 16.1.4, 16.1.5, 16.1.6, 16.1.7 or 16.1.8, the Party having such right to terminate (the "non-breaching Party") shall, at its option, have the following remedies in addition to all remedies otherwise available under this Contract and applicable law, notwithstanding anything herein to the contrary:

          (a) to require the breaching Party, by written notice sent within thirty (30) days after the date of Contract termination or within sixty (60) days after completion of an appraisal of fair market value and determination of book value as provided herein, to sell to the non-breaching Parties or its designees all of the breaching Party's interests in WEIHAI BARRINGTON at the then book value of such interests in WEIHAI BARRINGTON to be determined in accordance with US GAAP, or its fair market value as evaluated by an internationally recognized appraiser acceptable to the non-breaching Party, whichever is lower, and to apply for conversion to a wholly foreign-owned enterprise, in the case where Party A is the breaching Party, or conversion to a limited liability company, in the case where Party A is the non-breaching Party, or liquidation of WEIHAI BARRINGTON, at the election of the non-breaching Party; and

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 24 of 32


          (b) to require the breaching Party to pay damages to the non-breaching Party, which shall be measured by the loss to the non-breaching Party, including lost profits of WEIHAI BARRINGTON, and to include the reasonable attorney's fees, which shall be limited to 15% of the damages awarded, and other expenses incurred in connection with such breach.


             CHAPTER 17. PROCEDURES UPON TERMINATION OR LIQUIDATION

Article 17.1 - Liquidation Committee
------------------------------------

     17.1.1 Upon termination of WEIHAI BARRINGTON and this Contract, the Board shall function as a Liquidation Committee to liquidate WEIHAI BARRINGTON. As used in this Contract, "termination" shall include termination by express agreement of the Parties, termination under the conditions as set forth in Chapters 16 and 17 of this Contract, or as otherwise expressly provided elsewhere in this Contract. Upon termination, certain rights to acquire interests in WEIHAI BARRINGTON shall arise either pursuant to Article 16.2 or
Article 17.9, and where interests in WEIHAI BARRINGTON are not acquired pursuant to Article 16.2 or Article 17.9, the Liquidation Committee shall establish procedures for liquidating the assets and liabilities of WEIHAI BARRINGTON as described below.

     17.1.2 BOTH PARTIES shall cooperate in obtaining the required PRC government approvals to implement the termination of WEIHAI BARRINGTON as set forth herein.

     17.1.3 All provisions in this Contract and in the Articles of Association concerning the Board shall similarly apply to the Liquidation Committee. Without limitation, the voting requirements set forth in Article 8.4 of this Contract shall also apply to the Liquidation Committee.

Article 17.2 - Inventory of Assets
----------------------------------

          The Liquidation Committee shall make an inventory of all of WEIHAI BARRINGTON's assets; prepare detailed lists of assets and liabilities; propose liquidation procedures and settlement schedules; and supervise the implementation thereof. In developing and executing a liquidation plan, the Liquidation Committee shall use every effort to obtain the highest possible price for WEIHAI BARRINGTON's assets.

Article 17.3 - Legal Actions
----------------------------

          During the liquidation process, the Liquidation Committee shall represent WEIHAI BARRINGTON in bringing or defending any legal actions in connection with WEIHAI BARRINGTON and this Contract.

Article 17.4 - Priority
-----------------------

          The expenses of the Liquidation Committee shall be paid with first priority from the remaining assets of WEIHAI BARRINGTON, prior to the payment of any other expenses.

Article 17.5 - WEIHAI BARRINGTON Residual Assets
------------------------------------------------

     17.5.1 After the Liquidation Committee has paid or otherwise provided for the payment of all the legitimate debts and liabilities of WEIHAI BARRINGTON and paid or provided for the payment of the liquidation expenses, the remaining

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 25 of 32


assets of WEIHAI BARRINGTON, shall be distributed to the Parties valued at their respective fair market value, on a pro rata basis according to the proportion of registered capital of WEIHAI BARRINGTON contributed by the respective Parties. As between the Parties, Party A agrees that Party B shall have the first priority with respect to any remaining foreign exchange assets of WEIHAI BARRINGTON to the extent of its prevailing percentage share of profits. The liquidation plan shall provide that both Parties will have the right to purchase any of WEIHAI BARRINGTON's machinery, equipment and other facilities acquired by WEIHAI BARRINGTON after the Business License Date. In the event the Parties offer the same terms and conditions for any such purchases, Party A shall have priority.

     17.5.2 To the extent any of the amounts distributed to the Foreign Parties are distributed in RMB, Party A agrees that it will:

          (a) assist the Foreign Parties in exchanging RMB for foreign currency at the most favorable rate possible in the PRC; and/or

          (b) assist the Foreign Parties in obtaining approval from the relevant PRC government authorities and purchasing in RMB, at the most favorable prices possible, products acceptable to the Foreign Parties which the Foreign Parties shall be free to export from the PRC.

Article 17.6 - Public Announcement
----------------------------------

          Upon completion of the liquidation, WEIHAI BARRINGTON shall present a report to the original PRC Approving Authority or their successors, complete the formalities for canceling WEIHAI BARRINGTON's registration at the Weihai Municipal Administration of Industry and Commerce, surrender its business license and, at that time, make a public announcement of its liquidation, termination and winding-up. The announcement should be published three(3) times constantly on the newspaper not lower than provincial grade.

Article 17.7 - Records
----------------------

          After WEIHAI BARRINGTON has ceased doing business, all records shall be kept by Party A. And copies will be provided to the other parties upon request.

Article 17.8 - Retained Rights
------------------------------

          Termination of this Contract shall not prejudice the accrued rights and liabilities of the Parties at the date of termination, unless otherwise waived in writing by such Party or Parties, as the case may be.

Article 17.9 - Purchase of WEIHAI BARRINGTON Interests Upon Termination
-----------------------------------------------------------------------

     17.9.1 If upon termination of this Contract and the terms of Article 16.2 are not otherwise applicable, any Party wishes to purchase from the other Parties the equity interests in WEIHAI BARRINGTON it does not already own, such Party shall notify the other Parties of such intention. The fair-market price of such equity interests in WEIHAI BARRINGTON shall be determined by an internationally recognized appraisal or merchant banking firm chosen by the Liquidation Committee, the calculation of which price shall be substantiated in a written report. In any such case, the price for which such interests may be sold shall not be less than the value determined by such firm, unless otherwise agreed by the Parties.

     17.9.2 If upon termination of this Contract, no Party has elected to exercise its rights under Article 17.9.1 to purchase from the other Parties the equity interests in WEIHAI BARRINGTON it does not already own (and Article 16.2

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 26 of 32


is not otherwise applicable), assuming the Liquidation Committee decides to conduct a public auction or a private sale of WEIHAI BARRINGTON, such sale shall be effected in accordance with the terms and procedures set by the Liquidation Committee for such public auction or private sale, provided that any Party may participate in such auction or private sale if the minimum price paid by such Party is no less than the value determined by the appraisal or merchant banking firm as set forth in Article 17.9.1.

Article 17.10 - Liquidation Under Certain Circumstances
-------------------------------------------------------

          Notwithstanding the foregoing provisions of this Chapter, in case this Contract is terminated prior to its expiration by reason of Articles 16.1.1, 16.1.2, or 16.1.3, where no Party or third party purchases the Equity Interests of the other Party, or all Equity Interests in US CHINA MEDICAL pursuant to this Contract are terminated prior to its expiration by reason of Articles 16.1.4, 16.1.5, 16.1.6, 16.1.7 or 16.1.8, and the non-breaching Parties do not elect to acquire the breaching Party's interest pursuant to Article 16.2(a), each of the Parties, after ensuring the US China Medical pay up all its liabilities and expenses, shall cooperate and shall cause US CHINA MEDICAL to promptly return to each Party its capital contributions in the form, currency and amount contributed to US CHINA MEDICAL by such Party, to the extent contributions are available, and as to a breaching Party pursuant to Article 16.2, only after payment of all damages to the non-breaching Parties pursuant to Article 16.2(b). All remaining assets shall be distributed to the Parties on a pro rata basis according to Article 14.2 hereof. The Parties each guarantee, and the Liquidation Committee is bound to effect, that any remaining foreign exchange balance of US CHINA MEDICAL upon its liquidation or dissolution shall be first applied to the settlement of Party B's pro rata share of the remaining assets.


                              CHAPTER 18. INSURANCE

          The Parties shall cause WEIHAI BARRINGTON to be covered, at WEIHAI BARRINGTON's expense, by appropriate insurance policies underwritten by the People's Insurance Company of China or any other registered insurance company authorized to provide the relevant insurance in the PRC on the basis of the most competitive price, coverage and other relevant terms, provided, however, that such policies shall be competitive internationally with respect to premiums, coverage, and service as determined and agreed to by the Board.


                            CHAPTER 19. FORCE MAJEURE

Article 19.1 - Force Majeure
----------------------------

     19.1.1 "Force Majeure" shall mean any of the following: acts by government or public agency, riot, war, hostility, strikes, epidemics, fire, flood, earthquake, storm, tidal wave or other acts of nature, and all other events beyond the control of the Parties or WEIHAI BARRINGTON which are not foreseeable, or, if foreseeable, are unavoidable.

     19.1.2 If one Party has been prevented from performing its responsibilities stipulated in this Contract because of an event of Force Majeure, it shall notify the other Parties in writing within fourteen (14) days after the occurrence of such Force Majeure and shall act to mitigate damages. If an event of Force Majeure occurs, no Party shall be liable for any damage, increased costs or losses that another Party may sustain by reason of such failure or delay in performance. In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure. The Party claiming Force Majeure shall take appropriate measures to mitigate or remove the effects of Force Majeure and, within the shortest possible time, resume as soon as possible the Contract performance affected by the event of Force Majeure.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 27 of 32


                           CHAPTER 20. CONFIDENTIALITY

Article 20.1 - Confidentiality
------------------------------

     20.1.1 Information relating to or relayed in connection with this Contract, or information relating to WEIHAI BARRINGTON's business and management, sales, prices, financial affairs and business development strategies shall be kept confidential and shall not during the term of this Contract be disclosed to any third party (except as required in reports to the respective governments of the Parties), unless:

       (a) such information has previously been disclosed generally to the public in a manner not involving any breach of a duty of confidentiality;

       (b) disclosure to that third party is required by applicable law; or

       (c) disclosure of such information was authorized by the Board.

     20.1.2 All information provided by the Parties, or their respective Affiliates, under this Contract, its Appendices, the Articles of Association and other related agreements shall be kept confidential and not be disclosed by WEIHAI BARRINGTON, the Parties or any of their employees to any third party (other than their respective affiliates and advisors, representatives and agents having a need to know and being prohibited from distributing such information to any unauthorized third party) without the prior written consent of the other Party or its respective Affiliate providing such information, unless such information has previously been disclosed generally to the public or is required by applicable law.

     20.1.3 Any Party in breach of this confidentiality provision shall pay the non-breaching Parties for its actual damages and commercial losses arising directly or indirectly from such breach and shall give rise to termination of this Contract and dissolution, if so elected, by the non-breaching Parties as provided in Articles 16.1.6 and 16.2.


                           CHAPTER 21. APPLICABLE LAW

Article  21.1 - PRC Law Applicable
----------------------------------

     21.1.1 The formation of this Contract, its validity, interpretation, performance, termination and settlement of any disputes arising hereunder shall be governed by the Joint Venture Enterprise Law and other relevant promulgated and publicly available laws and regulations of the PRC, Shandong Province and Weihai Municipality. WEIHAI BARRINGTON shall be a legal person under PRC law, its legitimate operation activities and autonomy rights and the rights of the Parties shall be fully protected under the PRC laws and regulations, and it shall enjoy all of the applicable preferential tax treatment and other incentives as provided under PRC laws and regulations. Where there is no PRC law on point, the generally accepted standards and principles of international law and customary international practice shall govern. Party A shall provide to the Foreign Party the Chinese-language originals together with the English translations of any the PRC, Shandong Province, Weihai Municipality or other relevant laws and regulations which apply or may in the future apply to WEIHAI BARRINGTON or its activities.

     21.1.2 Nothing set forth herein shall be construed to require Party A to take any action contrary to PRC law or require the Foreign Parties to take any action contrary to applicable laws of other jurisdictions.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 28 of 32


                         CHAPTER 22. DISPUTE RESOLUTION

Article 22.1 - Consultations and Arbitration
--------------------------------------------

     22.1.1 Any dispute arising from or in connection with this Contract, its Appendices or the Article of Association shall be settled through friendly consultation through the Board. If the dispute cannot be solved by the Board through friendly consultation, the claiming Party shall promptly notify the other Parties in a written and dated notice that a dispute has arisen and describe the nature of the dispute. If no settlement can be reached through such consultation between the Parties within thirty (30) days after the date of such notice of dispute, any Party may refer the matter for final arbitration by the Singapore International Arbitration Centre for final arbitration in Singapore by an ad hoc arbitration tribunal according to UNCITRAL arbitration rules.

     22.1.2 The arbitration tribunal shall consist of three (3) arbitrators. The Party who applied for arbitration and the Party who being applied for arbitration shall each appoint one arbitrator and the two arbitrators so appointed shall jointly designate a third arbitrator. If either Party fails to appoint its arbitrator within thirty (30) days after the first appointment, or if the two arbitrators appointed fail to appoint the third arbitrator within thirty (30) days after the appointment of the second arbitrator, the relevant appointment shall be made promptly by the Singapore International Arbitration Centre.

     22.1.3 In making their decisions, the arbitrators shall be bound by the intention of the Parties insofar as such can be ascertained from the JV Contract, its Appendices, the Articles of Association and, where no such intention can be ascertained, by the generally accepted standards and principles of international law and customary international practice as they have been applied by international tribunals in dispute resolutions. The arbitrators may refer to both of the English and Chinese texts of this Contract, its Appendices (whether in English, Chinese or both), and the Articles of Association.

     22.1.4 The language to be used in the arbitration proceedings shall be Chinese, with English translation. The arbitrators shall render a written opinion in Chinese to support their decision.

     22.1.5 The arbitration decision made by the arbitration tribunal under this Chapter shall be final and binding upon both Parties. The Parties shall use their best efforts to effect the prompt execution of any such award and shall render whatever assistance necessary to this end. The losing Party shall be responsible for the costs of the arbitration tribunal and the fees of the arbitrators and the reasonable attorneys' fees, limited to 15% of the awarded damages, and expenses of the winning Party.

     22.1.6 Each of the Parties hereby expressly confirms that this Contract, its Appendices and Articles of Association constitute a private commercial transaction and shall not for any purpose be considered as a governmental or sovereign act.


                      CHAPTER 23. LANGUAGE OF THIS CONTRACT

          This Contract is written both in Chinese and English. Both versions shall be equally valid and binding, however in case of any dispute, the Chinese language version will take precedence.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 29 of 32


          CHAPTER 24. EFFECTIVENESS OF THIS CONTRACT AND MISCELLANEOUS

Article 24.1 - Effectiveness of this Contract
---------------------------------------------

          This Contract and its Appendices shall become effective upon approval by the Approving Authority. This Contract may be amended only by a document in writing executed by the duly authorized representatives of the Parties hereto. Such amendments may become effective only upon approval of the original PRC Approving Authority.

Article 24.2 - Miscellaneous Provisions
---------------------------------------

     24.2.1 This Contract, including its Appendix, which is hereby incorporated by reference as an inseparable and integral part of this Contract, and the Articles of Association, shall constitute the whole and entire agreement between the Parties with respect to the subject matter of this Contract and shall supersede any prior or contemporaneous oral or written agreements or communications between the Parties.

     24.2.2 To the extent permitted by PRC law, failure or delay on the part of either Party hereto to exercise a right, power or privilege under this Contract and the Appendices hereto shall not operate as a waiver thereof, nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof. Any waiver by any Party of any provision of this Contract shall not be construed as a waiver of any other provision of this Contract, nor shall such waiver be construed as a waiver of such provision with respect to any other event or circumstances, whether past, present or future.

     24.2.3 This Contract shall be binding upon and, subject to the next sentence, inure to the benefit of the Parties and their respective successors and permitted assigns and all references to Party A, Party B, Party C, and WEIHAI BARRINGTON shall include their respective successors and permitted assigns. Except as otherwise permitted or required pursuant to Articles 6.3, 16.2, and 17.8 of this Contract, no Party shall assign, delegate or transfer any of its rights or obligations hereunder without the prior written consent of the other Party.

Article 24.3 - Notices
----------------------

          All communications or notices with respect to WEIHAI BARRINGTON and the Parties shall be delivered by express mail or facsimile to the Parties' addresses as set forth in Chapter 2 of this Contract or, if to a Director, to his or her address set forth in Appendix A. Notice to any Party shall be deemed to constitute notice to each of the Directors nominated by such Party for purposes of Board Meetings. Such communications or notices shall be deemed received and given eight (8) business days after delivery to an internationally recognized express courier company when sent by express mail, or eight (8) business days after posting by air mail, properly addressed and postage paid, or immediately when personally delivered to the Parties or Directors. Any Party or any Director may change its posting address or facsimile number by written notice to the other Parties and Directors.

Article 24.4 - Indemnification and Expenses
-------------------------------------------

     24.4.1 To the fullest extent permitted by law, WEIHAI BARRINGTON shall indemnify and hold harmless the Parties and their respective affiliates, Directors, management officers, employees, agents and controlling persons (collectively, the "Indemnitees") from and against any and all claims, demands, liabilities, damages and causes of action, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises, in settlements or as fines and penalties, and legal or other costs or expenses of investigating or defending against any claim or alleged claim, in each case whether incurred in connection with judicial, administrative or arbitration proceedings) of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, "Claims"), that arise out of or in connection with the business or activities undertaken by or on behalf of WEIHAI BARRINGTON and are actually incurred by such Indemnitee; provided that the foregoing shall only apply if the course of conduct of such Indemnitee did not constitute fraud, gross negligence, willful misconduct or breach of fiduciary duty or, in the case of a Party, breach of this Contract or its Appendices.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 30 of 32


     24.4.2 If WEIHAI BARRINGTON is made a party to any claim, dispute or litigation or otherwise incurs any losses, liabilities, damages, costs or expenses (a) as a result of or in connection with the obligations or liabilities of any Party unrelated to WEIHAI BARRINGTON's business or (b) by reason of breach of the standard as set forth in Article 24.4.1 above, the Party or individual or entity that has breached the standard set forth in Article 24.4.1 shall indemnify and reimburse WEIHAI BARRINGTON for all losses, liabilities, damages, costs and expenses incurred thereby (including reasonable attorneys' fees and expenses, which shall be limited to 15% of any damages awarded).

Article 24.5 - Continuing Obligations
-------------------------------------

     The obligations and benefits stipulated in Article 16.2, Chapters 17 and 20, and Article 24.4 herein shall survive the termination of this Contract and the termination, dissolution or liquidation of WEIHAI BARRINGTON.

Article 24.6 - Counterparts
---------------------------

     This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Article 24.7 - Signatures
-------------------------

          IN WITNESS WHEREOF, the Parties have caused this Contract to be executed, in 6 original texts, by their representatives, duly authorized hereunto, on February 28, 2002 in Weihai City, Shandong Province, PRC.

JOINT VENTURE CONTRACT TO ESTABLISH WEIHAI BARRINGTON              Page 31 of 32


(Signing Page)



PARTY A:
 SHANDONG WEIGAO GROUP COMPANY, LTD.



                                            By:     __________________________
                                            Name:   Chen Xue Li
                                            Title:  Chairman



PARTY B:
 BARRINGTON SCIENCES CORPORATION



                                            By:     __________________________
                                            Name:   George Moore
                                            Title:  CEO



                                   APPENDIX A

                INITIAL BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Initial Board of Directors
--------------------------

Name               Position               Mailing Address              Phone Number          Fax Number
Chen Xue Li        Chairman               Yantai East Road             86-631-562-2317       86-631-562-2563
                                          Huancui District
                                          Weihai, Shandong
                                          People's Republic of China


George Moore       Vice Chairman          15826 98th Avenue             1-604-582-7981        1-604-582-5749
                                          Surrey, V4N 2V3, Canada

Zhang Hua Wei      Director               Yantai East Road             86-631-562-2131       86-631-562-2563
                                          Huancui District
                                          Weihai, Shandong
                                          People's Republic of China

Lorne Broten       Director               55 - 20761 Telegraph Trail    1-604-868-7400        1-604-513-8940
                                          Langley, BC V1M 2W3
                                          Canada

Ira J. Bailey      Director               2116 Mount Royal Avenue,      1-905-332-0904        1-905 332-0904
                                          Burlington, Ontario L7P 1R6
                                          Canada
